                                                                      EXHIBIT 21



                     SUBSIDIARIES OF CAL-MAINE FOODS, INC.

                                                                                                            PERCENTAGE OF
                                                                                                          OUTSTANDING STOCK
                                                                        PLACE OF                             OR OWNERSHIP
                                                                      INCORPORATION                         INTEREST HELD
  NAME OF SUBSIDIARY                                                 OR ORGANIZATION                        BY REGISTRANT
  ------------------                                                 ---------------                        -------------
  Cal-Maine Eggs Products, Inc.                                         Delaware                                 100%

  Cal-Maine Farms, Inc.                                                 Delaware                                 100%

  Sunbelt Freight, Inc.                                                Mississippi                               100%

  Cal-Maine Partnership, Ltd.                                             Texas                                  (1)

  CMF of Kansas, LLC                                                    Delaware                                 (2)

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(1)      Limited partnership in which Cal-Maine Foods, Inc. has a 1% General
         Partner interest and Cal-Maine Farms, Inc. has a 99% Limited Partner interest.

(2) Limited liability company of which Cal-Maine Foods, Inc. and Cal-Maine Farms, Inc. are members and have 99% and 1% interests, respectively.